ABLEAUCTIONS.COM, INC.
Suite 454-4111 Hastings Street
Burnaby, British Columbia V5C 6T7

February 1, 2010

VIA HAND DELIVERY

Mr. Abdul Ladha

Dear Abdul:

This letter will serve as notice to you that on February 1, 2010 the board of directors of Ableauctions.com., Inc. (the “Company”) decided to terminate your employment, including but not limited to your employment as the Company’s Chief Executive Officer, President, Chief Financial Officer and Secretary, upon the closing of the share exchange transaction as set forth in that certain Share Exchange Agreement dated July 17, 2009 by and among the Company, Abdul Ladha, Hanifa Ladha, Top Favour Limited and the shareholders of Top Favour Limited.  Your termination is expressly conditioned on the closing of the transaction.

This termination constitutes a termination without cause in accordance with Article IV, section 4.2(e) of that certain Employment Agreement dated April 1, 2002 between you and the Company.

Very truly yours,

/s/ Barrett E. G. Sleeman___________
Barrett E. G. Sleeman

/s/ Michael Boyling_______________
Michael Boyling

/s/ David Vogt____________________
Dr. David Vogt